UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2012
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. – Financial Information

Item 2.02.	Results of Operations and Financial Condition.
On April 26, 2012, Kemper Corporation (the "Company") made available on its website, kemper.com, an investor supplement to present the anticipated changes to the presentation of the Company's 2011 historical financial statements and financial information resulting from (i) the retrospective application of the provisions of Accounting Standards Update ("ASU") 2010-26, Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts, and (ii) a modification of how the Company allocates capital and investment income to its business segments. Such supplement is being made available to provide investors with an opportunity to become familiar with the expected impact of these changes to the Company's financial results and the presentation thereof prior to the Company's earnings release for the quarter ended March 31, 2012. Such supplement entitled Investor Supplement - 2011 Retrospectively Adjusted Financial Information is furnished as Exhibit 99.1 to this report and not filed pursuant to instruction B.2 of Form 8-K.
Section 7. – Regulation FD Disclosure.

Item 7.01.	Regulation FD Disclosure.
The information described under Item 2.02, Results of Operations and Financial Condition, is hereby incorporated by reference into this Item 7.01. The information contained in the investor supplement attached as Exhibit 99.1 is furnished and not filed pursuant to instruction B.2 of Form 8-K.
Section 9. – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
99.1    Investor Supplement - 2011 Retrospectively Adjusted Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	April 26, 2012	/S/ RICHARD ROESKE
Richard Roeske
Vice President and Chief Accounting Officer